Power of Attorney
The undersigned hereby makes, constitutes and appoints Wade Drew Hammond acting singly, and with full power of substitution, re-substitution and delegation, the undersigned?s true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the ?Attorney-in-Fact?), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:
1.	Take such actions as may be necessary or appropriate to
enable the undersigned to submit and file forms, schedules
and other documents with the Securities and Exchange
Commission (?SEC?) utilizing the SEC's Electronic Data
Gathering and Retrieval (?EDGAR?) system, which actions may
include (a) enrolling the undersigned in EDGAR Next and (b) prepare, execute, and submit to the SEC a Form ID, including amendments thereto, and any other documents
necessary or appropriate to obtain codes and passwords
enabling the undersigned to make electronic filings with
the SEC of reports required or considered by the Attorney-
in-Fact to be advisable under Section 13 or Section 16 of
the Securities Exchange Act of 1934 (the "Exchange Act") or
any rule or regulation of the SEC;
2.	Prepare, execute and submit to the SEC, Elme Communities
(the ?Company?), and/or any national securities exchange on
which the Company?s securities are listed any and all
reports (including any amendments thereto) the undersigned
is required to file with the SEC, or which the Attorney-in-
Fact considers it advisable to file with the SEC, under
Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the
Securities Act of 1933 (?Rule 144?), with respect to the
any security of the Company, including Forms 3, 4 and 5,
Schedules 13D and 13G, and Forms 144 (all such forms,
schedules and other documents being referred to herein as
?SEC Filings?);
3.	Submit and file SEC Filings with the SEC utilizing the
EDGAR system or cause them to be submitted and filed by a
person appointed under Section 5 below;
4.	File, submit or otherwise deliver SEC Filings to any
securities exchange on which the Company's securities may
be listed or traded;
5.	Act as an account administrator for the undersigned's EDGAR
account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of
access codes; (iii) maintain, modify and certify the
accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any
other actions contemplated by Rule 10 of Regulation S-T
with respect to account administrators; and
6.	Obtain, as the undersigned's representative and on the
undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.
?
The undersigned acknowledges that:

a)	This Power of Attorney authorizes, but does not
require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-
Fact without independent verification of such information;

b)	Any documents prepared or executed by the Attorney-in-
Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c)	Neither the Company nor the Attorney-in-Fact assumes
any liability for the undersigned's responsibility to
comply with the requirements of Section 13 or Section
16 of the Exchange Act or Rule 144, any liability of
the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the
Exchange Act; and
d)	This Power of Attorney does not relieve the
undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or
Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section
13 or Section 16 of the Exchange Act.
The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of March 24, 2025.




						____________________________
						Ron D. Sturzenegger




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